Exhibit 99.1

Cactus Announces Second Quarter 2025 Results

HOUSTON – July 30, 2025 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2025.
Second Quarter Highlights
•Revenue of $273.6 million and operating income of $60.8 million;
•Net income of $49.0 million and diluted earnings per Class A share of $0.59;
•Adjusted net income(1) of $53.2 million and diluted earnings per share, as adjusted(1) of $0.66;
•Net income margin of 17.9% and adjusted net income margin(1) of 19.5%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $86.7 million and 31.7%, respectively;
•Cash flow from operations of $82.8 million;
•Cash and cash equivalents of $405.2 million, with no bank debt outstanding as of June 30, 2025;
•Signed an agreement to acquire a 65% majority interest in Baker Hughes' Surface Pressure Control business; and
•In July 2025, the Board of Directors approved an 8% increase in the dividend to $0.14 per Class A share per quarter and declared a quarterly dividend of that amount.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
	(in thousands)
Revenues	$273,575	$280,319	$290,389
Operating income(3)	$60,805	$68,612	$79,819
Operating income margin	22.2%	24.5%	27.5%
Net income	$49,047	$54,105	$63,059
Net income margin	17.9%	19.3%	21.7%
Adjusted net income(1)	$53,249	$58,816	$65,192
Adjusted net income margin(1)	19.5%	21.0%	22.4%
Adjusted EBITDA(2)	$86,677	$93,841	$103,637
Adjusted EBITDA margin(2)	31.7%	33.5%	35.7%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures, including the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “Our second quarter performance highlights the benefits of portfolio diversification achieved through the FlexSteel acquisition, as cash flows and revenues remained resilient despite falling U.S. land activity levels. Spoolable Technologies revenues increased and margins exceeded expectations on improved manufacturing efficiency in the quarter. Pressure Control revenues declined more than expected, largely driven by lower frac equipment rental, while our product sales outperformed the quarter-over-quarter decline in the average U.S. land rig count reflecting our market share strength. Pressure Control margins were unfavorably impacted by tariffs as we exited the second quarter, particularly given the unexpected doubling of the Section 232 tariff announced and implemented in the quarter.”
“In the third quarter of 2025, we anticipate that the U.S. land rig count will continue to decline, although we believe that the majority of the reductions for 2025 are behind us provided commodity prices remain relatively stable near today's levels. We expect revenues to be down modestly in both segments, following the lower average domestic activity levels.”

Mr. Bender concluded, “The second quarter was transformational for Cactus as we announced the agreement to acquire a 65% majority interest in Baker Hughes' Surface Pressure Control business. Our integration planning work is progressing smoothly, and I am particularly pleased with the customer response to our Joint Venture announcement. Adjusting to lower North American activity levels and tariff uncertainties that have negatively impacted margins, we have recently taken action to right-size our organization to align with expectations for the second half of the year. The current softness in the North American market and the ongoing tariff uncertainty emphasized the strategic rationale for our planned acquisition of the Surface Pressure Control business of Baker Hughes, which will provide Cactus with a broader geographic footprint and further revenue diversification.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses.

Pressure Control

Second quarter 2025 Pressure Control revenue decreased $10.5 million, or 5.5%, sequentially, primarily due to lower rental revenues and lower sales of wellhead and production related equipment resulting from reduced activity levels in the quarter. Operating income decreased $12.0 million, or 22.1%, sequentially, with margins declining 510 basis points due to tariff impacts to product margins and increased legal expenses and reserves recognized in connection with litigation claims. Adjusted Segment EBITDA decreased $11.7 million, or 18.0%, sequentially, with Adjusted Segment EBITDA margins decreasing 450 basis points.

Spoolable Technologies

Second quarter 2025 Spoolable Technologies revenues increased $3.6 million, or 3.9%, sequentially, due to higher customer activity levels in the seasonally stronger second quarter. Operating income improved $4.2 million, or 17.5%, sequentially, on higher volume, while margins increased 340 basis points on higher operating leverage. Adjusted Segment EBITDA was higher by $4.4 million, or 13.2%, sequentially, with Adjusted Segment EBITDA margins improving 320 basis points.

Corporate and Other Expenses

Second quarter 2025 Corporate and Other expenses were flat sequentially. Second quarter Corporate and Other expenses contained $3.5 million of transaction-related expenses related to the announced plan to acquire a majority interest in Baker Hughes' Surface Pressure Control business, flat from the first quarter.

Liquidity, Capital Expenditures and Other
As of June 30, 2025, the Company had $405.2 million of cash and cash equivalents, no bank debt outstanding, and $222.6 million of availability on our revolving credit facility. Operating cash flow was $82.8 million for the second quarter of 2025. During the second quarter, the Company made dividend payments and associated distributions of $10.4 million.

Net capital expenditures were $11.1 million during the second quarter of 2025. For the full year 2025, the Company now expects net capital expenditures to be in the range of $40 to $45 million, inclusive of capital directed towards supply chain diversification efforts and efficiency improvements in the Baytown manufacturing facility. We are continuing to evaluate our capital spending program for the year given lower market activity levels.

As of June 30, 2025, Cactus had 68,574,875 shares of Class A common stock outstanding (representing 85.9% of the total voting power) and 11,259,495 shares of Class B common stock outstanding (representing 14.1% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.14 per share of Class A common stock with payment to occur on September 18, 2025 to holders of record of Class A common stock at the close of business on August 29, 2025. A corresponding distribution of up to $0.14 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday July 31, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Revenues
Pressure Control	$179,772	$187,192	$370,049	$362,220
Spoolable Technologies	96,225	103,716	188,803	202,811
Corporate and other(1)	(2,422)	(519)	(4,958)	(519)
Total revenues	273,575	290,389	553,894	564,512

Operating income
Pressure Control	42,333	55,669	96,666	107,344
Spoolable Technologies	28,053	30,041	51,929	46,434
Total segment operating income	70,386	85,710	148,595	153,778
Corporate and other expenses	(9,581)	(5,891)	(19,178)	(11,409)
Total operating income	60,805	79,819	129,417	142,369

Interest income, net	2,518	1,405	4,843	2,094
Income before income taxes	63,323	81,224	134,260	144,463
Income tax expense	14,276	18,165	31,108	31,589
Net income	$49,047	$63,059	$103,152	$112,874
Less: net income attributable to non-controlling interest	8,718	13,231	18,600	24,081
Net income attributable to Cactus, Inc.	$40,329	$49,828	$84,552	$88,793

Earnings per Class A share - basic	$0.59	$0.75	$1.24	$1.35
Earnings per Class A share - diluted(2)	$0.59	$0.75	$1.23	$1.35

Weighted average shares outstanding - basic	68,514	66,142	68,355	65,760
Weighted average shares outstanding - diluted(2)	68,889	66,579	68,760	79,686

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three months ended June 30, 2025, June 30, 2024, and the six months ended June 30, 2025, excludes 11.3, 13.4 and 11.4 million shares of Class B common stock, respectively, as the effect would be antidilutive. Dilution for the six months ended June 30, 2024 includes an additional $24.9 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 13.7 million weighted average shares of Class B common stock plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2025	2024
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$405,177	$342,843
Accounts receivable, net	207,283	191,627
Inventories	246,420	226,796
Prepaid expenses and other current assets	14,471	13,422
Total current assets	873,351	774,688

Property and equipment, net	349,161	346,008
Operating lease right-of-use assets, net	22,117	24,094
Intangible assets, net	155,998	163,991
Goodwill	203,028	203,028
Deferred tax asset, net	207,106	219,003
Investment in unconsolidated affiliates	5,773	—
Other noncurrent assets	7,995	8,516
Total assets	$1,824,529	$1,739,328

Liabilities and Equity
Current liabilities
Accounts payable	$83,142	$72,001
Accrued expenses and other current liabilities	64,128	75,416
Current portion of liability related to tax receivable agreement	20,297	20,297
Finance lease obligations, current portion	7,354	7,024
Operating lease liabilities, current portion	5,042	4,086
Total current liabilities	179,963	178,824

Deferred tax liability, net	2,197	2,868
Liability related to tax receivable agreement, net of current portion	259,732	258,376
Finance lease obligations, net of current portion	11,681	10,528
Operating lease liabilities, net of current portion	17,944	20,078
Other noncurrent liabilities	4,475	4,475
Total liabilities	475,992	475,149

Equity	1,348,537	1,264,179
Total liabilities and equity	$1,824,529	$1,739,328

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$103,152	$112,874
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	31,564	30,047
Deferred financing cost amortization	559	560
Stock-based compensation	12,371	10,373
Provision for expected credit losses	300	589
Inventory obsolescence	902	3,035
Gain on disposal of assets	(389)	(1,674)
Deferred income taxes	12,775	7,915
Change in fair value of earn-out liability	—	16,180
Changes in operating assets and liabilities:
Accounts receivable	(15,715)	(358)
Inventories	(20,253)	(4,340)
Prepaid expenses and other assets	(1,009)	429
Accounts payable	11,175	(8,577)
Accrued expenses and other liabilities	(11,052)	12,442
Payments pursuant to tax receivable agreement	—	(15,277)
Net cash provided by operating activities	124,380	164,218

Cash flows from investing activities
Investment in unconsolidated affiliate	(6,000)	—
Capital expenditures and other	(22,168)	(17,371)
Proceeds from sales of assets	1,661	3,317
Net cash used in investing activities	(26,507)	(14,054)

Cash flows from financing activities
Payments on finance leases	(3,940)	(3,954)
Dividends paid to Class A common stock shareholders	(18,153)	(16,135)
Distributions to members	(8,743)	(8,617)
Repurchases of shares	(5,710)	(8,489)
Net cash used in financing activities	(36,546)	(37,195)
Effect of exchange rate changes on cash and cash equivalents	1,007	(258)
Net increase in cash and cash equivalents	62,334	112,711

Cash and cash equivalents
Beginning of period	342,843	133,792
End of period	$405,177	$246,503

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
	(in thousands, except per share data)
Net income	$49,047	$54,105	$63,059
Adjustments:
Severance expenses(1)	177	—	—
Transaction related expenses(2)	3,502	3,487	—
Intangible amortization expense(3)	3,997	3,997	3,997
Remeasurement loss on earn-out liability(4)	—	—	2,876
Income tax expense differential(5)	(3,474)	(2,773)	(4,740)
Adjusted net income	$53,249	$58,816	$65,192

Diluted earnings per share, as adjusted	$0.66	$0.73	$0.81

Weighted average shares outstanding, as adjusted(6)	80,203	80,097	79,994

Revenue	$273,575	$280,319	$290,389
Net income margin	17.9%	19.3%	21.7%
Adjusted net income margin	19.5%	21.0%	22.4%

(1)Represents non-routine charges related to severance benefits.
(2)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business..
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 25% on income before income taxes for the three months ended June 30, 2025 and March 31, 2025, and 26.0% for the three months ended June 30, 2024.
(6)Reflects 68.5, 68.2, and 66.1 million weighted average shares of basic Class A common stock outstanding and 11.3, 11.4 and 13.4 million additional shares for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
	(in thousands)
Net income	$49,047	$54,105	$63,059	$103,152	$112,874
Interest income, net	(2,518)	(2,325)	(1,405)	(4,843)	(2,094)
Income tax expense	14,276	16,832	18,165	31,108	31,589
Depreciation and amortization	15,886	15,678	15,001	31,564	30,047
EBITDA	76,691	84,290	94,820	160,981	172,416
Severance expenses(1)	177	—	—	177	—
Transaction related expenses(2)	3,502	3,487	—	6,989	—
Remeasurement loss on earn-out liability(3)	—	—	2,876	—	16,180
Stock-based compensation	6,307	6,064	5,941	12,371	10,373
Adjusted EBITDA	$86,677	$93,841	$103,637	$180,518	$198,969

Revenue	$273,575	$280,319	$290,389	$553,894	$564,512
Net income margin	17.9%	19.3%	21.7%	18.6%	20.0%
Adjusted EBITDA margin	31.7%	33.5%	35.7%	32.6%	35.2%
(1)    Represents non-routine charges related to severance benefits.
(2)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business.
(3)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
	(in thousands)
Pressure Control
Revenue	$179,772	$190,277	$187,192	$370,049	$362,220

Operating income	42,333	54,333	55,669	96,666	107,344
Depreciation and amortization expense	7,138	7,035	6,662	14,173	13,473
Severance expenses(1)	177	—	—	177	—
Stock-based compensation	3,432	3,382	2,978	6,814	5,126
Adjusted Segment EBITDA	$53,080	$64,750	$65,309	$117,830	$125,943
Operating income margin	23.5%	28.6%	29.7%	26.1%	29.6%
Adjusted Segment EBITDA margin	29.5%	34.0%	34.9%	31.8%	34.8%

Spoolable Technologies
Revenue	$96,225	$92,578	$103,716	$188,803	$202,811

Operating income	28,053	23,876	30,041	51,929	46,434
Depreciation and amortization expense	8,748	8,643	8,339	17,391	16,574
Stock-based compensation	1,146	1,009	1,200	2,155	2,074
Remeasurement loss on earn-out liability(2)	—	—	2,876	—	16,180
Adjusted Segment EBITDA	$37,947	$33,528	$42,456	$71,475	$81,262
Operating income margin	29.2%	25.8%	29.0%	27.5%	22.9%
Adjusted Segment EBITDA margin	39.4%	36.2%	40.9%	37.9%	40.1%

Corporate and Other
Revenue(3)	$(2,422)	$(2,536)	$(519)	$(4,958)	$(519)

Corporate and other expenses	(9,581)	(9,597)	(5,891)	(19,178)	(11,409)
Stock-based compensation	1,729	1,673	1,763	3,402	3,173
Transaction related expenses(4)	3,502	3,487	—	6,989	—
Adjusted Corporate EBITDA	$(4,350)	$(4,437)	$(4,128)	$(8,787)	$(8,236)

Total revenue	$273,575	$280,319	$290,389	$553,894	$564,512
Total operating income	$60,805	$68,612	$79,819	$129,417	$142,369
Total operating income margin	22.2%	24.5%	27.5%	23.4%	25.2%
Total Adjusted EBITDA	$86,677	$93,841	$103,637	$180,518	$198,969
Total Adjusted EBITDA margin	31.7%	33.5%	35.7%	32.6%	35.2%
(1)Represents non-routine charges related to severance benefits.
(2)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business.